Exhibit 23.1 - Consent of Turlington and Company, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator
First South Bank Employees’ Savings & Profit Sharing Plan and Trust
Washington, North Carolina

We consent to incorporation by reference in the registration statement (No. 333-132623) on Form S-8 of First South Bancorp, Inc. of our report dated June 25, 2008 relating to the statements of net assets available for benefits of First South Bank Employees’ Savings & Profit Sharing Plan and Trust as of December 31, 2007 and 2006 and the related statements of changes in net assets available for benefits for the years then ended, which report appears in the December 31, 2007 annual report on Form l1-K of First South Bank Employees’ Savings & Profit Sharing Plan and Trust.

Lexington, North Carolina
June 25, 2008

509 East Center Street • Post Office Box 1697 • Lexington, North Carolina 27293-1 697
Office: 336-249-6856 • Facsimile: 336-248-8697

1338 Westgate Center Drive • Winston-Salem, North Carolina 27103
Office: 336-765-2410 • Facsimile: 336-765-6241

www.turlingtonandcompany.com